EXHIBIT 1A-4.3

THE WARRANTS REPRESENTED HEREBY AND THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREUNDER HAVE BEEN QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REGULATION A, TIER 2, OFFERING STATEMENT IN AN EXEMPT OFFERING UNDER THE SECURITIES ACT OF 1933, AS AMENDED. RESALES OF THE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LEGISLATION AND THEREFORE RESALES OF THE WARRANTS AND/OR WARRANT SHARES MAY, IN SOME STATES, BE LIMITED BY STATE SECURITIES LEGISLATION UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE UNDER THAT STATE’S SECURITIES LAWS.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 5:00 PM (NEW YORK CITY TIME) ON _______________, 20_________.

TROPICAL RACING, INC.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Warrant No.: _______

Date of Issuance: ______, 20______ (“Issuance Date”)

Tropical Racing, Inc. a Florida corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below), upon exercise of this Warrant to Purchase Class A Common Stock, as defined below (including any Warrants to Purchase Class A Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 PM, New York City time, on the Expiration Date (as defined below), _____________ shares of (subject to adjustment as provided herein) fully paid and non-assessable Class A Common Stock (the “Warrant Shares”). The Warrant is exercisable immediately and terminating on the date that is the eighteen (18) month anniversary of the Issuance Date hereinabove. For purposes of this Warrant, after the Public Company Date (as defined herein), all references to “Warrant Shares” and “Class A Common Stock” shall mean the successor security of such Warrant Share or Class A Common Stock, as the case may be, in the post-Public Company Date Company. Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13. This Warrant to Purchase Class A Common Stock (the “Warrants”) is issued pursuant the Subscription Agreement (defined hereunder), each by and between the Company and the Holder.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $5.00 per Warrant Share, subject to adjustment as provided herein.

(c) Insufficient Authorized Class A Common Stock. The Company shall at all times keep reserved for issuance under this Warrant a number Class A Common Stock at least equal to 150% of the maximum number of Class A Common Stock as shall be necessary to satisfy the Company’s obligation to issue Class A Common Stock hereunder (without regard to any limitation otherwise contained herein with respect to the number of Class A Common Stock that may be acquirable upon exercise of this Warrant).

(d) Other Conditions. In order to exercise this Warrant, the Holder must be in compliance with all conditions and requirements of the Subscription Agreement, and Holder shall not be in default of any provision thereunder.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Dividends and Splits. Without limiting any provision of Section 2(b), if the Company, at any time on or after the date of the Subscription Agreement of the Holder, (i) pays a unit dividend on one or more classes of its then outstanding Class A Common Stock or otherwise makes a distribution that is payable in Class A Common Stock, (ii) subdivides (by any split, dividend, recapitalization or otherwise) one or more classes of its then outstanding Class A Common Stock into a larger number of units or (iii) combines (by combination, reverse split or otherwise) one or more classes of its then outstanding Class A Common Stock into a smaller number of units, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Common Stock outstanding immediately before such event and of which the denominator shall be the number of Class A Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of members entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

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(c) Fundamental Transactions. Upon the occurrence of a Fundamental Transaction, the successor entity shall assume this Warrant in accordance with the provisions of this Section 2(c), including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the securities reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock or other securities equivalent to the Warrant Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, the successor entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the successor entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such successor entity had been named as the Company herein. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Class A Common Stock are entitled to receive securities or other assets with respect to or in exchange for the Class A Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the Warrant Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction (including, if the Warrant Shares underlying this Warrant include securities that are convertible or exercisable, had such Warrant Shares been converted or exercised, as applicable, into capital stock or other Class A Common Stock). If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

3. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive distributions or be deemed the holder of any equity interest of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of units, reclassification of units, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive distributions or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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4. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the Subscription Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.

5. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(c)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

6. SECURITIES LAWS.

(a) Neither the Warrants nor the Warrant Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. The Warrants and the Warrant Shares issuable upon exercise hereof have been qualified in an exempt Regulation A, Tier 2 offering pursuant to Section 3(b) of the U.S. Securities Act. The Warrants and the Warrant Shares issuable hereunder are not “restricted securities” as defined in Rule 144 of the U.S. Securities Act. Notwithstanding the foregoing, the Warrants and the Warrant Shares issuable thereunder may not be transferred or resold in the United States without an exemption under applicable state securities legislation and regulations thereunder.

(b) Notwithstanding any provision to the contrary contained herein, no Warrant Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction.

7. LEGENDS ON WARRANT SHARES. The certificates representing Warrant Shares underlying the Warrants shall bear such legend, if any, as may be required under applicable U.S. state securities laws until such time as it is no longer required under the applicable requirements of such state securities laws, with such determination based upon an opinion of United States counsel acceptable to the Company.

8. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

9. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties. Subject to applicable law, the Holder irrevocably and unconditionally (a) submits to the jurisdiction of the federal and state courts located within the geographical boundaries of Palm Beach County or Broward County, Florida for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant, (b) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of Palm Beach County or Broward County, Florida, and (c) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that such party’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the foregoing or anything to the contrary, the Holder and Company agree that no provisions under federal laws and regulations, including the U.S. Securities Act and the U.S. Securities Exchange Act of 1934, as amended, respective to jurisdiction, venue and/or forum, shall be waived.

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10. CONSTRUCTION; HEADINGS. This Warrant shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

11. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

12. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, provided, however, that (i) notice of any sale, transfer or assignment shall be provided to the Company, together with contact details for the purchaser, transferee or assignee, (ii) such transfer pursuant to this section is in accordance with the Subscription Agreement.

13. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York, are authorized or required by law to remain closed.

(b) “Expiration Date” means __________, 20____.

(c) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into any other person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (5) (I) reorganize, recapitalize or reclassify the Class A Common Stock, (II) effect or consummate a unit combination, reverse split or other similar transaction involving the Class A Common Stock or (III) make any public announcement or disclosure with respect to any unit combination, reverse split or other similar transaction involving the Class A Common Stock (including, without limitation, any public announcement or disclosure of (x) any potential, possible or actual unit combination, reverse split or other similar transaction involving the Class A Common Stock or (y) board or member approval thereof, or the intention of the Company to seek board or member approval of any unit combination, reverse split or other similar transaction involving the Class A Common Stock), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

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(d) “Class A Common Stock” means (i) the Company’s Class A Common Stock, par value $.0001 per share, and (ii) any equity security into which such Class A Common Stock shall have been changed or converted, or any equity interest resulting from a reclassification of such Class A Common Stock.

(e) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(f) “Public Company Date” means the date any class of equity securities of the Company’s (or such other entity into which the Warrant Shares issuable hereunder are converted or exchanged) are qualified under an offering statement on Form 1-A pursuant to Regulation A, Tier 2 of the U.S. Securities Act or otherwise registered on Form S-1, or other available form, under the U.S. Securities Act.

(g) “Subscription Agreement” means that certain Subscription Agreement pursuant to which the Holder purchased the Class A Shares and the Warrants, as each may be amended from time to time.

(h) “Voting Stock” of a person means capital stock of such person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Class A Common Stock to be duly executed as of the Issuance Date set out above.

TROPICAL RACING, INC.

By:

Name:

Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE CLASS A COMMON STOCK

TROPICAL RACING, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the Class A Common Stock (“Warrant Shares”) of Tropical Racing, Inc. a Florida corporation (the “Company”), evidenced by Warrant to Purchase Class A Common Stock No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares;

2. Payment of Exercise Price. In connection with the Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

________________________________

Name of Registered Holder

By:    ___________________________

Name:

Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs the transfer agent ____________________________ to issue the above indicated number of Class A Common Stock in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

TROPICAL RACING, INC.

By:
Name:
Title: